UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): July 13, 2007

                                ----------------

                                 DRI Corporation
             (Exact Name of Registrant as Specified in Its Charter)


       North Carolina                    1-13408                 56-1362926
(State or Other Jurisdiction    (Commission File Number)        (IRS Employer
      of Incorporation)                                      Identification No.)


                5949 Sherry Lane, Suite 1050, Dallas, Texas 75225
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's Telephone Number, Including Area Code (214) 378-8992

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition

     On July 13, 2007, DRI Corporation (formerly known as Digital Recorders, Inc.), announced that second quarter sales are expected to exceed approximately $14.5 million, as compared to $13.6 million posted for the same period a year ago.

     The Company also announced that DRI management is increasing its investor relations work to help increase public awareness of the Company's value. Management plans to present the DRI story, including commentary on the Company's served markets, opportunities, products and services, and historical financial information, at financial conferences and in private meetings in July 2007 and August 2007.

     A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 7.01. Regulation FD Disclosure

     The Company incorporates by reference the information included in Item 2.02 and Item 9.01 of this Form 8-K. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01. Financial Statements and Exhibits

(a)  Exhibits.
     99.1 Press release dated July 13, 2007.

Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DRI CORPORATION

Date: July 13, 2007                 By: /s/ STEPHEN P. SLAY
                                        ----------------------------------------
                                        Stephen P. Slay
                                        Vice President, Chief Financial Officer,
                                        Secretary and Treasurer

INDEX TO EXHIBITS

EXHIBIT
NUMBER     DESCRIPTION
------     -----------

   99.1    Press release dated July 13, 2007.